UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-633-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2008, Panera Bread Company (the “Company”) and certain of its direct and indirect subsidiaries, as guarantors, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A. (“Bank of America”), Banc of America Securities LLC (“BAS”), Wells Fargo, N.A. and the lenders party thereto to amend and restate in its entirety the Company’s Credit Agreement, dated as of November 27, 2007, by and among the Company, Bank of America, BAS and the lenders party thereto (the “Original Credit Agreement”). Pursuant to a request by the Company under the terms of the Original Credit Agreement, the Amended and Restated Credit Agreement increases the amount of the credit facility from $75 million to $250 million. The Amended and Restated Credit Agreement also provides that the Company may select the interest rates under the credit facility equal to (1) LIBOR plus the “Applicable Rate” (which is defined as an amount ranging from 0.75% to 1.50% depending on the Company’s consolidated leverage ratio) or (2) the “Base Rate” (which is defined as the higher of the Bank of America prime rate or the Federal funds rate plus 0.50%). The Amended and Restated Credit Amendment also makes certain clarifying and conforming amendments that do not materially change the terms of the Original Credit Agreement.

The summary description of the Amended and Restated Credit Agreement set forth above is qualified entirely by the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2008, the Company entered into an amended and restated credit agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 7, 2008, by and among Panera Bread Company, Bank of America, N.A., as administrative agent, other Lenders party thereto, Banc of America Securities LLC, as sole lead arranger and sole book manager, and Wells Fargo Bank, N.A., as syndication agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: March 13, 2008

By: /s/ Jeffrey W. Kip
Name: Jeffrey W. Kip
Title: Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 7, 2008, by and among Panera Bread Company, Bank of America, N.A., as administrative agent, other Lenders party thereto, Banc of America Securities LLC, as sole lead arranger and sole book manager, and Wells Fargo Bank, N.A., as syndication agent